UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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EXCELSIOR FUNDS, INC.
EXCELSIOR FUNDS TRUST
EXCELSIOR TAX-EXEMPT FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

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EXCELSIOR FUNDS, INC.
EXCELSIOR FUNDS TRUST
EXCELSIOR TAX-EXEMPT FUNDS, INC.
(the “Companies”)
Treasury Money Fund
Supplement dated March 29, 2007
to the Companies’ Proxy Statement
      This supplement provides new and additional information beyond that contained in the Proxy Statement and should be read in conjunction with the Proxy Statement.
      The first paragraph in the section entitled “5% Shareholders” on page 26 is deleted and replaced in its entirety with the following:
5% Shareholders. As of January 8, 2007, the following persons were the only persons who were record owners or, to the knowledge of the Funds, were beneficial owners of 5% or more of each Fund’s outstanding shares. Atwell & Co. and U.S. Trust Technology & Support Services, Inc. are the nominees for the Advisers and their affiliates. The Funds believe that most of the shares referred to in the table below were held by the below persons in accounts for their fiduciary, agency, or custodial customers, and for affiliates of the Advisers.
      The following disclosure replaces the disclosure found in Appendix B for the Treasury Money Fund:

		Institutional	Retirement
Excelsior Funds, Inc.	Shares Class	Shares Class	Shares Class

Treasury Money Fund	80,182,519.00	—	—

You may obtain a copy of the Proxy Statement by calling
1-888-414-5566 or visiting the Companies’ website at www.excelsiorfunds.com.
PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE